EXHIBIT 15

----- ----- -----              ARMANDO C. IBARRA
  A     C     I           CERTIFIED PUBLIC ACCOUNTANTS
----- ----- -----          A PROFESSIONAL CORPORATION


Armando C. Ibarra, C.P.A.         Members of the California Society of Certified
Armando Ibarra, Jr., C.P.A., JD   Public Accountants

                                  Members of the American Institute of
                                  Certified Public Accountants

                                  Members of the Better Business Bureau since
                                  1997



July 26, 2004


To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountants, APC acknowledges awareness of the use and inclusion of unaudited financial information for the Form 10-QSB/A for the quarter ending September 30, 2003; the Form 10-KSB/A for the fiscal year ending December 31, 2003; the Form 10-QSB/A for the quarter ending March 31, 2004; and Amendment No. 4 to the Registration Statement on Form SB-2/A for California Clean Air, Inc.



Very truly yours,

/s/ARMANDO C. IBARRA
-----------------------------
ARMANDO C. IBARRA, C.P.A.